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                                                                    Exhibit 23.1


Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2000 Equity Incentive Plan, the 2000 Employee Stock Purchase Plan, the 2000 Non-Employee Directors' Stock Option Plan, the 1996 Stock Option Plan, the 1988 Stock Option Plan and certain non-plan stock option agreements, of Telik, Inc., of our report dated February 25, 2000 with respect to the financial statements of Telik, Inc. included in its Registration Statement (Form S-1, No. 333-33868) filed with the Securities and Exchange Commission.


Palo Alto, California
August 29, 2000